233 Wilshire Boulevard

Suite 400

Santa Monica, CA, 90401

Tel: 310 857 6666

Fax: 866 467 7940

Attn.: Mr. George Brenner

George Brenner, CPA

10680 W. Pico Boulevard, Suite 260

Los Angeles, California 90064

Re:

Edgetech Services Inc.

Dear George:

Attached please find Edgetech Services Inc.’s (“Edgetech”) current report on Form 8-K regarding Edgetech’s change of principal accountant.

It is our understanding that there are no disagreements with Edgetech and your firm regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

We are requesting that you provide a letter addressed to the Securities and Exchange Commission stating whether you agree with the statements made in our Form 8-K, and if you do not agree, stating the respects in which you do not agree.  This letter must be provided to us within ten (10) days of the date of this correspondence.

We are required to file this letter, along with any correspondence we receive from you, as an exhibit to the enclosed Form 8-K.

Thank you.

Edgetech Services, Inc.

By: /s/ Adam Radly

     Adam Radly

     Chief Executive Officer and

     Chairman of the Board of

     Directors